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                                  EXHIBIT 23.9
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                                                                    EXHIBIT 23.9

                     [ROBINSON-HUMPHREY COMPANY LETTERHEAD]

                                    CONSENT

    Notwithstanding the provisions of that certain fairness opinion letter to the Board of Directors of Image Industries, Inc., dated June 7, 1996, from The Robinson-Humphrey Company, Inc. ("RH"), RH hereby consents to the inclusion of such letter as an exhibit to the Prospectus/Joint Proxy Statement to be filed by The Maxim Group, Inc. with the Securities and Exchange Commission in connection with the proposed transaction referred to in said letter and to the distribution of such letter as an exhibit to said Prospectus/Proxy Statement to the shareholders of Image and Maxim.

                                          THE ROBINSON-HUMPHREY COMPANY, INC.

                                          BY:

                                          _______/S/ REYNOLDS C. FAULKNER_______

                                          Name:_______Reynolds C. Faulkner______

                                          Title:______First Vice President______